UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

(a) The Board of Directors (the “Board of Directors”) of 4Kids Entertainment, Inc. (the “Company”) has amended the Company’s By-laws to (i) provide that a director will be elected if the votes cast for such director exceed the votes withheld or cast against such director; provided, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast and (ii) include a policy requiring that an incumbent director who does not receive a majority of the votes cast for his or her re-election in an uncontested election will be required to tender his or her resignation. If a director tenders his or her resignation as provided in clause (ii) of the preceding sentence, the Board of Directors is required to decide, through a process managed by its Nominating Committee and excluding the nominee in question, whether to accept the resignation, considering any factors or information that it considers appropriate or relevant. The decision of the Board of Directors must be completed within 90 days from the date of the certification of the election results and disclosed promptly thereafter in a Current Report on Form 8-K filed with the Securities and Exchange Commission ..

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3(ii)	Amended and Restated By-Laws of 4Kids Entertainment, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2010.

4KIDS ENTERTAINMENT, INC. By: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

3(ii)	Amended and Restated By-Laws of 4Kids Entertainment, Inc.